EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to Registration Statement
(No. 333-179124) on Form S-4 of Perfumania Holdings, Inc. and to the inclusion therein of our report dated April 28, 2011 relating to the consolidated financial statements of Perfumania Holdings, Inc. and subsidiaries as of January 29, 2011 and for the year then ended.

/s/ J.H. Cohn LLP

Jericho, New York

February 23, 2012